Exhibit (A)(2)

          HYPERION COLLATERALIZED SECURITIES FLOATING RATE FUND, INC.

                               ARTICLES OF AMENDMENT


     HYPERION COLLATERALIZED SECURITIES FLOATING RATE FUND, INC., a Maryland corporation having its principal offices in the State of Maryland in Baltimore City (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide that the name of the Corporation is changed to "Hyperion Collateralized Securities Fund, Inc."

     SECOND: The foregoing amendment does not increase the authorized stock of the Corporation.

     THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors of the Corporation and the amendment is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

     FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective upon filing with the Maryland Department of Assessments and Taxation.



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     IN WITNESS WHEREOF,  HYPERION COLLATERALIZED SECURITIES FLOATING RATE FUND,
INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on November 7, 2003.

WITNESS:                                     HYPERION COLLATERALIZED SECURITIES
                                             FLOATING RATE FUND, INC.


/s/Joseph Tropeano                             By: /s/Clifford E. Lai
------------------                                 ---------------------
Joseph Tropeano, Secretary                            Clifford E. Lai, President



     THE UNDERSIGNED, President of HYPERION COLLATERALIZED SECURITIES FLOATING RATE FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                                  /s/Clifford E. Lai
                                                  -----------------------
                                                     Clifford E. Lai, President